Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces First Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., June 4, 2014 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months ended April 30, 2014.

“We are pleased with our first quarter non-GAAP revenue of $269 million which drove strong cash flow and earnings. Our financial results and business activity for the first quarter have made us more optimistic about the year, and we are raising our annual guidance,” said Dan Bodner, CEO and President.

Bodner added, "During Q1, we experienced broad strength across many areas. Customer reaction to our combination with Kana has been very positive. Our Enterprise Intelligence segment achieved year-over-year revenue growth of 47% including Kana’s results, and 11% excluding Kana's results. Our Communications and Cyber Intelligence segment achieved 21% year-over-year revenue growth. Our focus on actionable intelligence combined with our broad portfolio, position us well for long-term growth.”

Financial Highlights
Below is selected unaudited financial information for the three months ended April 30, 2014 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended April 30, 2014 - GAAP	Three Months Ended April 30, 2014 - Non-GAAP
Revenue: $257.4 million	Revenue: $269.3 million
Operating Income: $1.0 million	Operating Income: $51.0 million
Diluted EPS: $0.51	Diluted EPS: $0.72

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2015.

•	We are raising our revenue guidance by $30 million from a range of $1.08 billion to $1.13 billion, to range of $1.11 billion to $1.16 billion.

•	We are raising our diluted earnings per share guidance by 10 cents from a range of $3.20 to $3.40, to a range of $3.30 to $3.50.

•	For the remainder of the year, we expect revenue to gradually increase from Q1 levels; however, because of revenue mix and the timing of expenses margins may fluctuate quarter to quarter.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2014 and outlook for the year ending January 31, 2015. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-901-5213 (United States and Canada) and 1-617-786-2962 (international) and the passcode is 85341519. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2015.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action.  Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc., being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of acquisitions. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2014, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2014	2013
Revenue:
Product	$108,136	$87,350
Service and support	149,257	117,436
Total revenue	257,393	204,786
Cost of revenue:
Product	39,477	31,172
Service and support	56,988	38,498
Amortization of acquired technology and backlog	6,358	3,638
Total cost of revenue	102,823	73,308
Gross profit	154,570	131,478
Operating expenses:
Research and development, net	41,323	30,028
Selling, general and administrative	101,048	81,704
Amortization of other acquired intangible assets	11,203	6,033
Total operating expenses	153,574	117,765
Operating income	996	13,713
Other income (expense), net:
Interest income	225	155
Interest expense	(10,226)	(7,188)
Losses on extinguishment of debt	(7,092)	(9,706)
Other income (expense), net	2,828	(1,808)
Total other expense, net	(14,265)	(18,547)
Loss before (benefit from) provision for income taxes	(13,269)	(4,834)
(Benefit from) provision for income taxes	(42,088)	3,103
Net income (loss)	28,819	(7,937)
Net income attributable to noncontrolling interest	863	1,216
Net income (loss) attributable to Verint Systems Inc.	27,956	(9,153)
Dividends on preferred stock	—	(174)
Net income (loss) attributable to Verint Systems Inc. common shares	$27,956	$(9,327)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.52	$(0.18)
Diluted	$0.51	$(0.18)

Weighted-average common shares outstanding:
Basic	53,737	51,970
Diluted	55,018	51,970

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2014	2013
GAAP Revenue By Segment:
Enterprise Intelligence	$154,818	$112,923
Video Intelligence	26,440	28,798
Communications Intelligence	76,135	63,065
GAAP Total Revenue	$257,393	$204,786

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$11,815	$253
Video Intelligence	—	167
Communications Intelligence	114	198
Total Revenue Adjustments Related to Acquisitions	$11,929	$618

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$166,633	$113,176
Video Intelligence	26,440	28,965
Communications Intelligence	76,249	63,263
Non-GAAP Total Revenue	$269,322	$205,404

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2014	2013

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$154,570	$131,478
Revenue adjustments related to acquisitions	11,929	618
Amortization of acquired technology and backlog	6,358	3,638
Stock-based compensation expenses	1,085	397
M&A and other adjustments	4,525	255
Non-GAAP gross profit	$178,467	$136,386

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$996	$13,713
Revenue adjustments related to acquisitions	11,929	618
Amortization of acquired technology and backlog	6,358	3,638
Amortization of other acquired intangible assets	11,203	6,033
Stock-based compensation expenses	11,489	6,233
M&A and other adjustments	9,049	6,480
Non-GAAP operating income	51,024	36,715
GAAP depreciation and amortization (1)	22,578	13,857
Amortization of acquired technology and backlog	(6,358)	(3,638)
Amortization of other acquired intangible assets	(11,203)	(6,033)
Non-GAAP depreciation and amortization	5,017	4,186
Non-GAAP EBITDA	$56,041	$40,901

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(14,265)	$(18,547)
Losses on extinguishment of debt	7,092	9,706
Unrealized (gains) losses on derivatives, net	739	(411)
M&A and other adjustments	25	179
Non-GAAP other expense, net	$(6,409)	$(9,073)

Table of Reconciliation from GAAP (Benefit from) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit from) provision for income taxes	$(42,088)	$3,103
Non-cash tax adjustments	46,386	(74)
Non-GAAP provision for income taxes	$4,298	$3,029

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$27,956	$(9,153)
Revenue adjustments related to acquisitions	11,929	618
Amortization of acquired technology and backlog	6,358	3,638
Amortization of other acquired intangible assets	11,203	6,033
Stock-based compensation expenses	11,489	6,233

M&A and other adjustments	9,074	6,659
Losses on extinguishment of debt	7,092	9,706
Unrealized (gains) losses on derivatives, net	739	(411)
Non-cash tax adjustments	(46,386)	74
Total GAAP net income (loss) adjustments	11,498	32,550
Non-GAAP net income attributable to Verint Systems Inc.	$39,454	$23,397

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$27,956	$(9,327)
Total GAAP net income (loss) adjustments	11,498	32,550
Non-GAAP net income attributable to Verint Systems Inc. common shares	$39,454	$23,223

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.51	$(0.18)

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.72	$0.44

Shares used in computing GAAP diluted net income (loss) per common share	55,018	51,970

Shares used in computing non-GAAP diluted net income per common share	55,018	53,266

(1) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2014	2014
Assets
Current Assets:
Cash and cash equivalents	$187,316	$378,618
Restricted cash and bank time deposits	19,949	6,423
Short-term investments	35,875	32,049
Accounts receivable, net of allowance for doubtful accounts of $1.1 million and $1.2 million, respectively	238,747	194,312
Inventories	16,739	10,693
Deferred cost of revenue	10,097	10,818
Prepaid expenses and other current assets	77,110	61,478
Total current assets	585,833	694,391
Property and equipment, net	53,507	40,145
Goodwill	1,242,960	853,389
Intangible assets, net	383,722	132,847
Capitalized software development costs, net	6,913	8,483
Long-term deferred cost of revenue	10,872	9,843
Other assets	39,473	33,809
Total assets	$2,323,280	$1,772,907

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$71,733	$65,656
Accrued expenses and other current liabilities	229,657	179,148
Current maturities of long-term debt	9,496	6,555
Deferred revenue	183,027	162,124
Total current liabilities	493,913	413,483
Long-term debt	1,020,365	635,830
Long-term deferred revenue	13,547	13,661
Other liabilities	100,065	76,815
Total liabilities	1,627,890	1,139,789
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock - $0.001 par value; authorized 2,207,000 shares at April 30, 2014 and January 31, 2014; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 54,339,000 and 53,907,000 shares; outstanding 54,037,000 and 53,605,000 shares at April 30, 2014 and January 31, 2014, respectively.	54	54
Additional paid-in capital	941,174	924,663
Treasury stock, at cost - 302,000 shares at April 30, 2014 and January 31, 2014.	(8,013)	(8,013)
Accumulated deficit	(222,049)	(250,005)
Accumulated other comprehensive loss	(22,809)	(39,725)
Total Verint Systems Inc. stockholders' equity	688,357	626,974
Noncontrolling interest	7,033	6,144
Total stockholders' equity	695,390	633,118
Total liabilities and stockholders' equity	$2,323,280	$1,772,907

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income (loss)	$28,819	$(7,937)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,324	14,459
Stock-based compensation - equity portion	10,228	5,719
Reduction of valuation allowance resulting from acquisition of KANA	(45,171)	—
Non-cash losses (gains) on derivative financial instruments, net	737	(430)
Losses on extinguishment of debt	7,092	9,706
Other non-cash items, net	5,146	4,661
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(25,412)	(9,654)
Inventories	(2,449)	3,097
Deferred cost of revenue	(210)	841
Prepaid expenses and other assets	4,613	(294)
Accounts payable and accrued expenses	36,735	(1,331)
Deferred revenue	11,133	6,435
Other, net	(550)	884
Net cash provided by operating activities	54,035	26,156

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(603,614)	—
Purchases of property and equipment	(3,781)	(2,490)
Purchases of investments	(3,339)	(49,586)
Sales and maturities of investments	350	—
Cash paid for capitalized software development costs	(1,473)	(487)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	(13,316)	3,361
Net cash used in investing activities	(625,173)	(49,202)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discounts	1,103,750	646,750
Repayments of borrowings and other financing obligations	(719,289)	(578,276)
Payments of debt issuance and other debt-related costs	(8,895)	(6,972)
Proceeds from exercises of stock options	6,239	1,686
Cash received in CTI Merger	—	10,370
Payments of contingent consideration for business combinations (financing portion)	(2,856)	(3,451)
Net cash provided by financing activities	378,949	70,107
Effect of exchange rate changes on cash and cash equivalents	887	(870)
Net (decrease) increase in cash and cash equivalents	(191,302)	46,191
Cash and cash equivalents, beginning of period	378,618	209,973
Cash and cash equivalents, end of period	$187,316	$256,164

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our

GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.